UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

NEW ASIA ENERGY, INC.
(Formerly, High Desert Assets, Inc Exact name of registrant as specified in its charter)
COLORADO	000-54171	26-1381565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Ubi Avenue 3 #07-58 Vertex Building Tower A Singapore 408868
(Address of Principal Executive Offices)

                         +6567023808
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of A Direct Financial Obligation

Item 8.01 is incorporated by Reference

Item 8.01   Other Events.

On August 19th, 2015, the Board of Directors of New Asia Energy Inc (OTCQB: NAEI), formerly High Desert Assets Inc (HDAI) approved a resolution that acknowledged the facts that Rock Capital Ltd, the principal controlling shareholder of NAEI has advanced all of the funds that the Company has used for Operating Expenses, to date. Through 19th August, 2015, Rock Capital Ltd has advanced a total of $216,000. The Board of Directors further acknowledged that within the next 30 days an additional advance from Rock Capital Ltd will be required for further operating expenses and investments of the Company, totaling an additional $250,000, thus the total advances to the Company by the Principal Shareholder, Rock Capital Ltd, will total $466,000.

The Board further resolved that these advances will be on the basis of an Interest-Free loan to the Company to be repaid by the close of business, 31st, October, 2015. However, if the Company is unable to repay these advances by said date, Rock Capital Ltd, at its sole discretion, will have the option to extend the repayment deadline or convert all or a portion of the above advances into Common Stock at a conversion price of $0.02 per share.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Desert Assets, Inc.

Date: August 21, 2015	By:	/s/ Lin Kok Peng
Name: Lin Kok Peng
Title: Chief Executive Officer